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                                                                  EXHIBIT 10.49


[CIT LOGO]        EQUIPMENT RENTAL AND FINANCE - US
                  1540 W. FOUNTAINHEAD PKWY.
                  TEMPE, AZ 85282


February 24, 2004


Avondale Mills, Inc.
506 South Broad Street
Monroe, GA  30655-2172


Attention:        Jack R. Altherr, Jr.

Re: Amendment #1: Financial Reports and Covenant Rider (the "Rider") to Master Security Agreement (the "Agreement") dated July 30, 2002 between Avondale Mills, Inc. as Debtor, and The CIT Group/Equipment Financing, Inc. as Secured Party.

Mr. Altherr:

Debtor has notified Secured Party that Debtor will fail to comply with the Fixed Charge Coverage ratio, and the Consolidated Adjusted Tangible Net Worth covenant under the Rider to the Agreement, during the fiscal years of 2004 and 2005, which failure would result in an Event of Default under Section 9(b) of the Agreement. Secured Party agrees to amend the Fixed Charge Coverage ratio, and the Consolidated Adjusted Tangible Net Worth covenant as follows:


                                              FIXED CHARGE                           MINIMUM TANGIBLE
                                                COVERAGE                                 NET WORTH
                                  -------------------------------------  -------------------------------------
                                      CURRENT            PROPOSED              CURRENT              PROPOSED
                                  ----------------- -------------------  ----------------------   ------------

FY 2004
          1ST QUARTER                         1.50          1.50                    $ 100,000     $ 100,000
          2ND QUARTER                         1.50          1.25                      100,000       100,000
          3RD QUARTER                         1.50          1.00                      100,000        90,000
          4TH QUARTER                         1.50          1.00                      100,000        85,000

FY 2005
          1ST QUARTER                         1.50          1.00                      100,000        80,000
          2ND QUARTER                         1.50          1.00                      100,000        75,000
          3RD QUARTER                         1.50          1.25                      100,000        75,000
          4TH QUARTER                         1.50          1.50                      100,000        75,000



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Provided, however, (i) the amendments set forth in this letter shall not constitute an amendment of any other covenant, or of any other Event of Default or event which with notice or the passage of time or both would be an Event of Default under the Agreement, (ii) the Agreement shall remain in full force and effect, and unchanged except as set forth in this letter amendment and (iii) notwithstanding the amendment of the Fixed Charge Coverage ratio and the Consolidated Adjusted Tangible Net Worth covenant in this letter, Debtor is hereby advised that the Secured Party shall demand strict compliance by the Debtor with the terms of the Agreement at all times and the Secured Party reserves all rights and remedies with respect thereto.

The effectiveness of this amendment shall be subject to the Secured Party's receipt of a $40,000.00 amendment fee.

Please indicate your agreement with the foregoing by executing this letter and returning it to the undersigned with the amendment fee no later than March 12, 2004.

THE CIT GROUP/EQUIPMENT FINANCING, INC.


By:
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Title:  Credit Analyst


AGREED TO:

Debtor :  Avondale Mills, Inc.

By
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Title
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Guarantor :  Avondale Incorporated

By
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Title
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